Exhibit 5.1

April 7, 2025

SUNation Energy, Inc.

171 Remington Boulevard

Ronkonkoma, NY

Re: SUNation Energy, Inc.

Registration Statement on Form F-3

Ladies and Gentlemen:

We act as counsel to SUNation Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (the “462(b) Registration Statement” and together with the Initial Registration Statement, the “Registration Statement”)) to that certain Registration Statement (File No. 333-267066 on Form S-3 (the “Initial Registration Statement”), pursuant to which the Company is registering the offering for sale under the Securities Act $16,200,000 of  shares (the “Shares”) of the Company’s common stock, par value $0.05 per share (the “Common Stock”), and pre-funded warrants and/or warrants to purchase shares of Common Stock (the “Warrants”) and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”; together with the Shares and the Warrants, the “Securities”).

The Securities are to be sold by the Company pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) to be entered into by and among the Company and the purchasers listed therein. This opinion is being rendered in connection with the filing of the 462(b) Registration Statement with the Commission. The Initial Registration Statement was declared effective on September 2, 2022.

For the purpose of rendering this opinion, we examined originals or copies of such documents as deemed to be relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company.

With respect to the Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Company’s common stock, future issuances of securities, including the Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Warrants, of the Company may cause the Warrants to be exercisable for more shares of the Company’s common stock than the number that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Company’s common stock.

Australia | Canada | Colombia | France | Germany
South Korea | United Arab Emirates | United Kingdom | United States

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to the Federal Law of the United States and the laws applicable to the State of Delaware. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

Based upon the foregoing, we are of the opinion (i) that the Shares, when issued and sold in accordance with the form of the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement will be valid and legally binding obligations of the Company, and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent in writing to the reference to this firm under the caption “Legal Matters” in the prospectus which is incorporated by reference in the 462(b) Registration Statement. By giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5)(i) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is given as of the date set forth above, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Very truly yours,

/s/ RIMON P.C.
RIMON P.C.